UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2021

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street,		Suite 700	77002-2761
Houston,	TX
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(877)	290-2772

(Former name or former address if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common units representing limited partner interests	TCP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.
Effective February 12, 2021, TC PipeLines, LP (the “Partnership”) delivered a notice of redemption to the trustee of the Partnership’s 4.65% senior notes due June 15, 2021 (CUSIP No. 87233QAA6) (the “Notes”). The notice calls for the redemption of all $350,000,000 aggregate principal amount of the Notes on March 15, 2021 (the “Redemption Date”).

The Notes will be redeemed on the Redemption Date at a redemption price equal to the sum of 100% of their aggregate principal amount plus accrued and unpaid interest thereon to, but not including, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Notes and the Notes will cease to be outstanding.

A copy of the Notice is attached hereto as Exhibit 99 and is incorporated herein by reference.

Exhibit No.	Description
99	February 12, 2021 TC PipeLines, LP notice of redemption of its 4.65% senior notes due June 15, 2021
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by: TC PipeLines GP, Inc.,
its general partner

By:	/s/ Jon Dobson
Jon Dobson
Secretary

Dated:  February 12, 2021

EXHIBIT INDEX

Exhibit No.	Description
99	February 12, 2021 TC PipeLines, LP notice of redemption of its 4.65% senior notes due June 15, 2021
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL
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